Exhibit (i.7)

GODFREY & KAHN, S.C.

ATTORNEYS AT LAW

780 NORTH WATER STREET

MILWAUKEE, WI 53202-3590

www.gklaw.com

Telephone:  414-273-3500     Fax:  414-273-5198

October 25, 2005

Frontegra Funds, Inc.

400 Skokie Blvd., Suite 500

Northbrook, IL 60062

We consent to the incorporation by reference in this Registration Statement of our opinion regarding the sale of shares of Frontegra Funds, Inc. dated October 9, 1996, our opinion for the Frontegra Investment Grade Bond Fund dated January 29, 2001, our opinion for the Frontegra Horizon Fund (n/k/a the Frontegra IronBridge Small Cap Fund) dated August 23, 2002, our opinion for the Frontegra New Star International Equity Fund dated October 20, 2003, our opinion for the Frontegra IronBridge SMID Fund dated June 23, 2004 and our opinion for the Frontegra Netols Small Cap Value Fund dated August 25, 2005.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.